Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233617

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated August 5, 2020

Prospectus Supplement
(To Prospectus dated September 4, 2019)

$

Activision Blizzard, Inc.

$                        % Senior Notes due 20
$                        % Senior Notes due 20

        We are offering $            aggregate principal amount of        % Senior Notes due 20    (the "20    Notes") and $            aggregate principal amount of        % Senior Notes due 20    (the "20    Notes" and, together with the 20    Notes, the "Notes"). The 20    Notes will bear interest at a rate of        % per year, payable on            and            of each year, beginning                        , 2021. The 20     Notes will bear interest at a rate of        % per year, payable on            and            of each year, beginning                        , 2021. The 20    Notes will mature on                     , 20    and the 20    Notes will mature on                    , 20    .

        At our option, we may redeem some or all of the Notes of any series at any time and from time to time at the redemption prices described under "Description of Notes—Optional Redemption." If we experience a change of control repurchase event as described in this prospectus supplement under the heading "Description of Notes—Repurchase of Notes upon a Change of Control Repurchase Event," we will be required to offer to repurchase any and all of the Notes from the holders.

        The Notes will be senior unsecured obligations of Activision Blizzard, Inc. and will rank equally with all of our existing and future unsubordinated indebtedness and senior to all of our future subordinated indebtedness. The Notes will effectively rank junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Our subsidiaries will not guaranty the Notes and the Notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries.

        Investing in the Notes involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by reports and documents we file from time to time with the Securities and Exchange Commission ("SEC") that are incorporated by reference herein.

	Price to the public(1)	Underwriting discounts(2)	Proceeds to us (before expenses)(1)

Per 20 Note	%	%	%

Per 20 Note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from                        , 2020.

(2)
See "Underwriting" for a description of the compensation payable to the underwriters.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver each series of Notes in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants against payment on or about                        , 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Mizuho Securities	Wells Fargo Securities

Prospectus Supplement dated            , 2020

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us relating to this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these Notes in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any free writing prospectus prepared by or on behalf of us relating to this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since these dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless otherwise indicated or the context otherwise requires, the terms "Activision Blizzard," "we," "our," "the Company," and "us" refer to Activision Blizzard, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities that we may offer from time to time. Generally, when we refer to "this prospectus," we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading "Where You Can Find More Information; Incorporation by Reference." To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus or any document that has previously been filed with the SEC and is incorporated by reference into this prospectus supplement by reference, you should rely on the information in this prospectus supplement.

        Activision Blizzard, Inc.'s names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or trade names of Activision Blizzard. All other product or service names are the property of their respective owners.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The statements contained in or incorporated by reference into this prospectus supplement include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical facts and include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow, or other financial items; (2) statements of the Company's plans and objectives, including those related to releases of products or services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The Company generally uses words such as "outlook," "forecast," "will," "could," "should," "would," "to be," "plan," "aims," "believes," "may," "might," "expects," "intends," "seeks," "anticipates," "estimate," "future," "positioned," "potential," "project," "remain," "scheduled," "set to," "subject to," "upcoming" and other similar words and expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management's current expectations, estimates and projections about the Company's business, and are inherently uncertain and difficult to predict.

        The Company cautions that a number of important factors, many of which are beyond its control, could cause its actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the ongoing global impact of a novel strain of coronavirus which emerged in December 2019 ("COVID-19") (including, without limitation, the potential for significant short- and long-term global unemployment and economic weakness and a resulting impact on global discretionary spending; potential strain on the retailers and distributors who sell the Company's physical product to customers; effects on the Company's ability to release its content in a timely manner; the impact of large-scale intervention by the Federal Reserve and other central banks around the world, including the impact on interest rates; and volatility in foreign exchange rates); the Company's ability to consistently deliver popular, high-quality titles in a timely manner, which has been made more difficult as a result of the COVID-19 pandemic; concentration of revenue among a small number of franchises; the Company's ability to satisfy the expectations of consumers with respect to its brands, games, services, and/or business practices; the Company's ability to attract, retain and motivate skilled personnel; rapid changes in technology and industry standards; competition, including from other forms of entertainment; increasing importance of revenues derived from digital distribution channels; risks associated with the retail sales business model; the continued growth in the scope and complexity of the Company's business, including the diversion of management time and attention to issues relating to the operations of the Company's newly acquired or started businesses and the potential impact of its expansion into new businesses on its existing businesses; substantial influence of third-party platform providers over the Company's products and costs; risks associated with transitions to next-generation consoles; success and availability of video game consoles manufactured by third parties; risks associated with the free-to-play business model, including dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; the Company's ability to realize the expected financial and operational benefits of, and effectively implement and manage, its previously announced restructuring actions; the Company's ability to quickly adjust its cost structure in response to sudden changes in demand; risks and costs associated with legal proceedings; intellectual property claims; changes in tax rates or exposure to additional tax liabilities, as well as the outcome of current or future tax disputes; the Company's ability to sell products at assumed pricing levels; reliance on external developers for development of some of its software products; the amount of the Company's debt and the limitations imposed by the covenants in the agreements governing its debt; the seasonality in the sale of the Company's products; counterparty risks relating to customers, licensees, licensors, and manufacturers, which have been magnified as a result of the COVID-19 pandemic; risks associated with the Company's use of open source software; piracy and unauthorized copying of the Company's products; insolvency or business failure of any of the Company's partners, which has been magnified as a result of the COVID-19 pandemic; risks and uncertainties of conducting business outside the United States ("U.S."); increasing regulation of the Company's business, products, and distribution in key territories; compliance with continually evolving laws and regulations concerning data privacy; reliance on servers and networks to operate the Company's games and its proprietary online gaming service; potential data breaches and other cybersecurity risks; and the other factors identified in "Risk Factors" in this prospectus supplement and in "Risk Factors" included in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by reports and documents it files from time to time with the SEC that are incorporated by reference herein.

        The forward-looking statements contained herein are based on information available to the Company as of the date of this prospectus supplement and the Company assumes no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control and may cause actual results to differ materially from current expectations.

SUMMARY

        This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section entitled "Where You Can Find More Information; Incorporation by Reference" in this prospectus supplement. You should pay special attention to the "Risk Factors" sections of this prospectus supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in the Notes is appropriate for you.

 The Company

The Business

        Activision Blizzard, Inc. is a leading global developer and publisher of interactive entertainment content and services. We develop and distribute content and services on video game consoles, personal computers ("PC"s), and mobile devices. We also operate esports leagues and offer digital advertising within our content.

        The Company was originally incorporated in California in 1979 and was reincorporated in Delaware in December 1992. In connection with the 2008 business combination by and among the Company (then known as Activision, Inc.), Vivendi S.A., and Vivendi Games, Inc., pursuant to which we acquired Blizzard Entertainment, Inc. ("Blizzard"), we were renamed Activision Blizzard, Inc. On February 23, 2016, we acquired King Digital Entertainment plc ("King") by purchasing all of its outstanding shares. Our executive offices are located at 3100 Ocean Park Boulevard, Santa Monica, California 90405, and our telephone number is (310) 255-2000. Our Internet website is www.activisionblizzard.com. Except for our SEC filings incorporated by reference herein, the information provided on our Internet website is not a part of this prospectus supplement and, therefore, is not incorporated herein by reference.

Recent Developments

Impacts of the Global COVID-19 Pandemic

        In December 2019, a novel strain of coronavirus ("COVID-19") emerged and has since extensively impacted global health and the economic environment. On February 28, 2020, the World Health Organization ("WHO") raised its assessment of the COVID-19 threat from high to very high at a global level due to the continued increase in the number of cases and affected countries, and on March 11, 2020, the WHO characterized COVID-19 as a pandemic. In an effort to contain the spread of COVID-19, domestic and international governments around the world enacted various measures, including orders to close all businesses not deemed "essential," quarantine orders for individuals to stay in their homes or places of residence, and to practice social distancing when engaging in essential activities. We anticipate that these actions and the global health crisis caused by COVID-19 will continue to negatively impact many business activities and financial markets across the globe.

        The full extent of the impact of the COVID-19 pandemic on our business, reputation, financial condition, results of operations, income, revenue, profitability, cash flows, liquidity, or stock price will depend on numerous evolving factors that we are not able to fully predict at this time. However, we believe that given our strong balance sheet, with cash and cash equivalents and short-term investments of $6.5 billion as of June 30, 2020, and the fact that our business has increasingly shifted to digital channels, we have substantial flexibility as we navigate through the uncertain environment and near-term implications of the COVID-19 pandemic. Additionally, during the pandemic, our business has experienced an increase in demand for our products and services as a result of the stay-at-home orders enacted in various regions as players have more time to engage with our games. These trends contributed to strong full game and in-game content sales in the second quarter for Call of Duty: Modern Warfare, which also benefited from the launch of Call of Duty: WarzoneTM in March. In addition, we saw further demand for World of Warcraft, including its in-game content, which has also continued to benefit from the release of World of Warcraft Classic in August 2019. Our business also experienced an increase in monthly active users for certain franchises beginning in the month of March, however, these trends began to moderate in the latter half of the second quarter of 2020, to varying degrees, such that Blizzard's and King's monthly active users ended the quarter broadly flat with the first quarter of 2020. The sustainability of these trends and long-term implications to our business is dependent on future developments, including the duration of the pandemic and the related length of its impact on the global economy, which are uncertain and cannot be predicted at this time. See "Risk Factors—Risks Related to Our Business—Large-scale medical emergencies or public health epidemics may adversely affect our business, operations, financial condition, and future results" for additional details on risks and uncertainties regarding the impacts of the global COVID-19 pandemic on our business, reputation, financial condition, results of operations, income, revenue, profitability, cash flows, liquidity, and stock price.

        In an effort to protect the health and safety of our employees, the majority of our workforce is currently working from home and we have placed restrictions on non-essential business travel. We have implemented business continuity plans and have increased support and resources to enable our employees to work remotely and thus far our business has been able to operate with minimal disruption. The global COVID-19 pandemic remains a rapidly evolving situation. We will continue to actively monitor the developments of the pandemic and may take further actions that could alter our business operations as may be required by federal, state, local, or foreign authorities, or that we determine are in the best interests of our employees, customers, partners and shareholders. It is not clear what effects any such potential actions may have on our business, including the effects on our employees, players and consumers, customers, partners, game development and content pipelines, or on our reputation, financial condition, results of operations, income, revenue, profitability, cash flows, liquidity, or stock price.

 The Offering

        The summary below describes the principal terms of the Notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the Notes. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, "we," "our" and "us" refer only to Activision Blizzard, Inc. and not to its consolidated subsidiaries.

Issuer	Activision Blizzard, Inc., a Delaware corporation.
Securities Offered	$ principal amount of % Senior Notes due 20 .
$ principal amount of % Senior Notes due 20 .
Maturity	20 Notes: , 20 .
20 Notes: , 20 .
Interest Rate and Payment Dates	The 20 Notes will bear an interest rate of % per annum.
The 20 Notes will bear an interest rate of % per annum.
Interest on the 20 Notes will be payable in cash on and of each year, commencing , 2021. Interest on the 20 Notes will be payable in cash on and of each year, commencing , 2021.
Optional Redemption	At our option, we may redeem some or all of the Notes of any series, at any time and from time to time.

If we elect to redeem the 20    Notes prior to                , 20    (the date that is      months prior to their maturity date) or the 20    Notes prior to                , 20    (the date that is    months prior to their maturity date), we will pay a redemption price equal to 100% of the principal amount of the applicable series of Notes plus a "make-whole premium" and accrued and unpaid interest, if any, to, but excluding, the redemption date.

If we elect to redeem the 20    Notes on or after the date that is    months prior to their maturity date or the 20    Notes on or after the date that is    months prior to their maturity date, we will pay a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See "Description of Notes—Optional Redemption."

Guarantees	None.

Priority

The Notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsubordinated indebtedness, and senior to all of our future subordinated indebtedness. The Notes will effectively rank junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries.

As of June 30, 2020, after giving effect to this offering and the use of proceeds therefrom, we would have had a total of approximately $                billion of outstanding indebtedness of which none would have been secured indebtedness, and the Notes would have ranked structurally subordinate to approximately $3.7 billion of liabilities and obligations of our subsidiaries. We would also have had $1.5 billion of availability under our revolving credit facility (the "Revolver"), which remains undrawn as of the date hereof.

Mandatory Offer to Repurchase

If we experience a "Change of Control Repurchase Event" (as defined in the "Description of Notes"), we must offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on the Notes, if any (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase. See "Description of Notes—Repurchase of Notes upon a Change of Control Repurchase Event."

Certain Covenants

We will issue the Notes under an indenture (the "Indenture") governing the Notes. The terms of the Indenture will, among other things, restrict our ability and the ability of certain of our subsidiaries, to incur liens, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries. The covenants are subject to a number of exceptions and qualifications. For more details, see "Description of Notes—Certain Covenants."

No Prior Market

The Notes will not be listed on any securities exchange or on any automated dealer quotation system. The Notes are new issues of securities for which there is currently no public trading market. Although the underwriters have informed us that they intend to make a market in each series of Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained. See "Risk Factors—Risks Relating to this Offering and the Notes—Trading markets for the Notes may not develop."

Use of Proceeds

We expect to receive net proceeds of approximately $                billion from the sale of the Notes, after deducting the underwriters' discount and other offering expenses payable by us. We expect to use a portion of the net proceeds from this offering to fund the redemption of all of our outstanding 2.3% unsecured senior notes due September 2021 (the "Existing 2021 Notes") and all of our 2.6% unsecured senior notes due June 2022 (the "Existing 2022 Notes"), including in each case the payment of premiums and accrued interest to the redemption date. We expect to use any remaining net proceeds from this offering for general corporate purposes. See "Use of Proceeds."

Conflicts of Interest

Certain of the underwriters or their affiliates may be holders of a portion of the Existing 2021 Notes and/or Existing 2022 Notes, all of which we intend to redeem with a portion of the proceeds of this offering. Accordingly, such underwriters or their affiliates will receive a portion of the net proceeds of this offering. See "Underwriting."

Governing Law	The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.
Trustee, registrar and paying agent	Wells Fargo Bank, National Association.

Risk Factors

        See the "Risk Factors" sections beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by reports and documents we file with the SEC that are incorporated by reference herein, for a discussion of factors to which you should refer and carefully consider prior to making an investment in the Notes.

RISK FACTORS

        Investing in the Notes involves risks. Before purchasing any Notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the reports and documents incorporated by reference herein and therein. You should carefully consider the factors discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the "2019 Form 10-K"), as updated by our reports and documents we file with the SEC that are incorporated by reference into this prospectus supplement, which could materially affect our business, reputation, financial condition, results of operations, income, revenue, profitability, cash flows, liquidity, or stock price. The ongoing global COVID-19 pandemic has heightened, and in some cases manifested, certain of the risks we normally face in operating our business, including those disclosed in the 2019 Form 10-K, and the risk factor disclosure in the 2019 Form 10-K and in our other SEC filings is qualified by the information relating to the ongoing global COVID-19 pandemic that is described in this prospectus supplement. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the Notes.

Risks Related to Our Business

Large-scale medical emergencies or public health epidemics may adversely affect our business, operations, financial condition, and future results.

        Epidemics, medical emergencies and other public health crises outside of our control could have a negative impact on our business. Large-scale public health emergencies can take many forms and can cause widespread illness and death.

        For example, in December 2019, COVID-19 emerged and has since extensively impacted global health and the economic environment. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic.

        The full extent to which the global COVID-19 pandemic and its aftermath will impact our business, reputation, financial condition, results of operations, income, revenue, profitability, cash flows, liquidity, or stock price depends on numerous evolving factors that we are not able to fully predict, including: the duration and severity of the pandemic; the impact of the pandemic on the global economy; the impact of governmental, business and individual actions that have been and will continue to be taken in response to the pandemic; unintended consequences of actions we take, or have taken, in response to the pandemic; the impact of the pandemic on the health or productivity of our employees and external developers, including the ability to develop high-quality and well-received interactive software products and entertainment content and/or to release our products and content in a timely manner; the effects on the health, finances and discretionary spending patterns of our consumers, including the ability of our consumers to pay for our products and content; the effects on the demand for our products and content (including following the lifting of stay-at-home orders); our ability to sell products at assumed prices; the financial impact and strain on the retail customers and distributors on whom we rely to sell our physical products to consumers; the financial impact and strain on platform providers for whose video game consoles and/or on whose networks certain of our products are exclusively available; the financial impact and strain on third-party mobile and web platforms that provide significant online distribution for, and/or provide other services critical for the operation of, a number of our games; the effects on our suppliers who manufacture our physical products; the effects on other third parties with which we partner (e.g., to market or ship our products); the effects on our lenders and financial counterparties; the effects on regulatory agencies around the world on which we rely; our ability to continue to develop our emerging businesses, such as advertising; increased volatility in foreign currency exchange rates; the impact of large-scale intervention by the Federal Reserve and other central banks around the world, including the impact on interest rates; and any other factor which results in disruptions or increased costs associated with the development, production, post-production, marketing and distribution of our products, and/or the digital advertising offered within our content. If the ongoing global COVID-19 pandemic has adverse effects in any one of these areas, our business may be negatively impacted.

        Our professional esports leagues (i.e. the Overwatch League and the Call of Duty League) and the franchise teams that make up the leagues generate revenues from live in-person events. The COVID-19 pandemic has resulted in the cancellation of live in-person events and any continued health and safety concerns with large public gatherings may impact the ability of the teams in our leagues to hold future live in-person events. Prolonged COVID-19 risks could result in teams being unable or unwilling to pay their franchise fees to us or participate in our leagues going forward. This, in turn, could result in the loss of those future franchise fee payments, revenue from advertising, and other future potential league revenues or income, other benefits associated with our esports business, and/or the termination of our leagues. Also, we have provided, and may continue to provide, concessions to the owners of the teams as a result of the COVID-19 pandemic. Any one of these things could harm our business.

        Additionally, a prolonged impact of COVID-19 could heighten many of the risk factors included in our Annual Report filed on Form 10-K for the fiscal year ended December 31, 2019, and the other reports and documents we file with the SEC.

Risks Relating to this Offering and the Notes

Our debt could adversely affect our business.

        As of June 30, 2020, after giving effect to this offering and the use of proceeds therefrom, our consolidated indebtedness would have been approximately $             billion. Our debt burden could have important consequences, including: increasing our vulnerability to pandemics (including the recent outbreak of COVID-19) and general adverse economic and industry conditions; limiting our flexibility in planning for, or reacting to, changes in our business and our industry; requiring the dedication of a substantial portion of any cash flow from operations for the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of cash flow to fund our operations, growth strategy, working capital, capital expenditures, future business opportunities and other general corporate purposes; exposing us to the risk of increased interest rates with respect to any borrowings that are at floating rates of interest; restricting us from making strategic acquisitions or causing us to make non-strategic divestitures; limiting our ability to obtain additional financing for working capital, capital expenditures, research and development, acquisitions and general corporate or other purposes; limiting our ability to adjust to changing market conditions; and placing us at a competitive disadvantage relative to our competitors who are less highly leveraged. In addition, a significant portion of our cash and investments are held outside the United States, and we may not be able to service our debt without undergoing the costs of repatriating those funds.

The agreements governing our debt, including the Notes, contain various covenants that impose restrictions on us that may affect our ability to operate our business.

        Agreements governing our indebtedness, including our Revolver (the "Credit Agreement") and the indentures governing our notes, impose operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios. In addition, under certain circumstances our Credit Agreement and indentures may limit or prohibit our ability to, among other things:

  •
  incur additional debt and guarantees;

  •
  pay distributions or dividends and repurchase stock;

  •
  make other restricted payments, including without limitation, certain investments;

  •
  create liens;

  •
  enter into agreements that restrict dividends from subsidiaries;

  •
  engage in transactions with affiliates; and

  •
  enter into mergers, consolidations or sales of substantially all of our assets.

        In addition, we are required to maintain a maximum total net debt ratio calculated pursuant to a financial maintenance covenant under our Credit Agreement.

        Further, various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. Such a default would permit lenders to accelerate the maturity of the debt under these agreements. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under our Credit Agreement or the indentures governing our notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. There can be no assurances that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements or that we will be able to refinance our debt on terms acceptable to us, or at all.

If we default on our obligations under our other indebtedness, we may not be able to make payments on the Notes.

        Any default under the agreements governing our indebtedness, including a default under the Credit Agreement, that is not waived by the required percentage of lenders could result in our inability to pay principal, premium and additional amounts, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Revolver could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we may seek protection under the bankruptcy code.

        If we breach our covenants under the Indenture, under the Credit Agreement or under any agreements governing future senior credit facilities or other indebtedness, we may need to request waivers from the required percentage of lenders or required percentage of holders to avoid being in default. If we are unable to obtain a waiver from the lenders or holders, we would be in default under the instrument governing that indebtedness, the lenders or holders could exercise their rights as described above, and we may seek protection under the bankruptcy code. See "Description of Other Indebtedness" and "Description of Notes."

The Notes are obligations exclusively of Activision Blizzard and not of its subsidiaries, and payment to holders of the Notes will be structurally subordinated to the claims of our subsidiaries' creditors, whether secured or unsecured.

        The Notes are obligations exclusively of Activision Blizzard, Inc., and are not guaranteed by any of its subsidiaries. As a result, the Notes will be "structurally subordinated" to all existing and future debt, trade creditors, and other liabilities of our subsidiaries, whether secured or unsecured. Our rights, and hence the rights of our creditors, to participate in any distributions of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The Indenture will not restrict our or our subsidiaries' ability to incur unsecured indebtedness (or, in the case of our subsidiaries, secured indebtedness), to pay dividends or make distributions on, or redeem or repurchase our equity securities, or to engage in highly leveraged transactions that would increase the level of our indebtedness. As of June 30, 2020, our subsidiaries had no outstanding indebtedness, and approximately $3.7 billion of other liabilities and obligations. As of June 30, 2020, Activision Blizzard, Inc. did not own any property other than cash and cash equivalents and certain intangible assets.

The Notes are our unsecured obligations and are effectively subordinated to our secured debt to the extent of the collateral securing such indebtedness.

        The Notes will be our senior unsecured obligations. Holders of our existing and future secured indebtedness will have claims that are senior to the claims of the holders of the Notes, to the extent of the value of the assets securing such other indebtedness. As a result, in the event of any distribution or payment of our assets in any bankruptcy, liquidation or dissolution, holders of secured indebtedness will have a prior claim to those assets that constitute their collateral. In any of the foregoing events, there can be no assurance that there will be sufficient assets to pay all amounts due on the Notes. As of June 30, 2020, after giving effect to this offering and the use of proceeds therefrom, we would have had $             billion of total indebtedness of which none would have been secured indebtedness.

Our ability to service and repay the Notes will be dependent on the cash flow generated by our subsidiaries.

        Repayment of the Notes will depend on our subsidiaries' generation of cash flow, which will, in turn, depend principally upon future operating performance, and our subsidiaries' ability to make such cash available to us, by dividend, debt repayment or otherwise. As a result, prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make payments on our debt. In particular, due to the seasonal nature of the interactive entertainment industry, with the highest levels of consumer demand occurring during the year-end holiday buying season in the fourth quarter of the year, our subsidiaries' cash flow in the first half of the year may be less than in the second half of the year, which may affect our ability to satisfy our debt service obligations, including to service the Notes offered hereby.

        If we do not generate sufficient cash flow to satisfy our debt service obligations, including payments on the Notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Our ability to restructure or refinance our debt will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could result in higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of the Indenture or any existing debt instruments or future debt instruments that we may enter into may restrict us from adopting some of these alternatives. The inability of our subsidiaries to generate sufficient cash flow to satisfy our debt service obligations, including the inability to service the Notes offered hereby, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows or liquidity financial and may impact our ability to satisfy our obligations in respect of the Notes.

        Our subsidiaries will not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions or debt repayments to enable us to make payments in respect of the Notes. Each such subsidiary is a distinct legal entity and may be subject to legal or contractual restrictions which, under certain circumstances, may limit our ability to obtain cash from them. While under certain circumstances our Credit Agreement and the indentures governing our notes may limit the ability of our restricted subsidiaries to incur consensual encumbrances that include restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive sufficient cash from our subsidiaries, we will be unable to make required principal, premium, if any, and interest payments on the Notes.

We may incur substantially more debt, including secured debt, or take other actions which may affect our ability to satisfy our obligations under the Notes.

        Although the terms of the indentures governing our notes and the Credit Agreement restrict our and our restricted subsidiaries' ability to incur additional indebtedness and/or liens, such restrictions are subject to several exceptions and qualifications. Accordingly, our existing debt agreements and the Indenture allow us to incur additional indebtedness, including secured debt that the lien covenant applicable to the Notes may not prevent us from incurring. Such additional indebtedness may be substantial. Our ability to recapitalize, incur additional debt and take a number of other actions that are not prohibited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due, and may also require us to dedicate a substantial portion of our cash flow from operations to payments on our other indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures. In addition, if we incur any additional indebtedness that ranks pari passu in right of payment to a series of the Notes, the holders of that debt will be able to share ratably with the holders of such series of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. If our subsidiaries incur any indebtedness, all of such debt will be structurally senior to the Notes, and the holders of that debt will benefit prior to the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of any such entity.

Future variable rate indebtedness may subject us to interest rate risk, which could cause our debt service obligations to increase.

        As of June 30, 2020, after giving effect to this offering and the use of proceeds therefrom, none of our total debt would have been at variable rates of interest. Any future borrowings under our Revolver would be at variable rates of interest and may expose us to interest rate risk. If interest rates were to increase, our debt service obligations on any then-outstanding variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of any future variable rate indebtedness, and any swaps we enter into may not fully mitigate our associated interest rate risk.

Our credit ratings may not reflect the risks of investing in the Notes.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due and include many subjective factors. Consequently, real or anticipated changes in our credit ratings will generally affect the value of the Notes. Also, these credit ratings may not reflect the potential impact of risks relating to structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating. There can be no assurance that our credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by a rating agency, if, in that rating agency's judgment, circumstances so warrant. There can also be no assurance that our credit ratings will reflect all of the factors that would be important to holders of the Notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the value of the Notes, may increase our borrowing costs and may negatively impact our ability to incur additional debt. The reports of the rating agencies do not form a part of, and are not incorporated by reference into, this prospectus supplement.

Redemption may adversely affect your return on the Notes.

        Each series of Notes is redeemable at our option, and therefore we may choose to redeem the Notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your Notes being redeemed.

We may not be able to purchase the Notes upon the occurrence of a Change of Control Repurchase Event, which would result in a default under the Indenture and would adversely affect our business and financial condition.

        Upon the occurrence of a "Change of Control Repurchase Event" within the meaning of the Indenture, each holder of our existing notes and the Notes will have the right to require us to repurchase all or any part of such holder's notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the purchase date. We may not have sufficient funds available to make any required repurchases of our existing notes or the Notes, and we may be unable to receive distributions or advances from our subsidiaries in the future sufficient to meet such repurchase obligation. In addition, a change of control may also accelerate obligations to repurchase amounts outstanding under our and our subsidiaries' indebtedness and require us (or our subsidiaries), among other things, to make similar offerings in respect of our and their outstanding indebtedness. In addition, restrictions under future debt instruments may not permit us to repurchase our existing notes or the Notes. If we fail to repurchase our existing notes or the Notes in that circumstance, we will be in default under the indenture governing such notes. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness or the existing notes or the Notes. See "Description of Notes—Repurchase of Notes upon a Change of Control Repurchase Event."

Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to offer to purchase the Notes.

        Upon the occurrence of a Change of Control Repurchase Event within the meaning of the Indenture, holders of Notes have the right to require us to purchase their Notes. However, the change of control provisions will not afford protection to holders of Notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a change of control requiring us to purchase the Notes. Further, various transactions might not constitute a change of control under the Notes but could constitute a change of control as defined under our other debt. In the event of any such transaction, the holders would not have the right to require us to purchase the Notes, even though such transaction could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.

The ability of holders of the Notes to require us to repurchase Notes as a result of a disposition of "substantially all" assets may be uncertain.

        The definition of change of control in the Indenture includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuer and its restricted subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our restricted subsidiaries taken as a whole to another person or group may be uncertain.

Trading markets for the Notes may not develop.

        The Notes are new issues of securities with no established trading markets. We do not intend to apply for listing of any of the Notes on any national securities exchange or for inclusion of any of the Notes on any automated dealer quotation system.

        While representatives of the underwriters have advised us that they intend to make a market in each series of the Notes, as permitted by applicable laws and regulations, the underwriters are not obligated to make a market in any of the Notes and they may discontinue their market making activities at any time without notice. Therefore, a liquid trading market may not develop for any series of the Notes. If a market develops, the Notes of any series could trade at prices that may be lower than the initial offering price of such series of the Notes. Further, if an active market does not develop or is not maintained, the price and liquidity of any series of the Notes may be adversely affected. Historically, debt markets have been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. The market, if any, for any series of the Notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which holders of Notes may sell their Notes. In addition, subsequent to their initial issuance, any series of the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

 USE OF PROCEEDS

        We expect to receive net proceeds of approximately $             billion from the sale of the Notes, after deducting the underwriters' discount and other offering expenses payable by us.

        We expect to use a portion of the net proceeds from this offering to fund the redemption of all of our outstanding Existing 2021 Notes and all of our outstanding Existing 2022 Notes, including in each case the payment of premiums and accrued interest to the redemption date. The Existing 2021 Notes mature on September 15, 2021 and the Existing 2022 Notes mature on June 15, 2022. The redemption will be subject to certain conditions, including the closing of this offering. This prospectus supplement does not constitute a notice of redemption. We expect to use any remaining net proceeds from this offering for general corporate purposes.

        Certain of the underwriters or their affiliates may be holders of a portion of the Existing 2021 Notes and/or Existing 2022 Notes, all of which we intend to redeem with a portion of the proceeds of this offering. Accordingly, such underwriters or their affiliates will receive a portion of the net proceeds of this offering. See "Underwriting."

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and short-term investments and capitalization as of June 30, 2020:

  •
  on an actual basis; and

  •
  on an as adjusted basis after giving effect to the offering of the Notes hereby and the anticipated use of proceeds therefrom.

        You should read the information in this table in conjunction with "Use of Proceeds," "Description of Other Indebtedness" and our historical consolidated financial statements and related notes for the fiscal year ended December 31, 2019, and for the quarterly period ended June 30, 2020, incorporated by reference into this prospectus supplement.

	As of June 30, 2020
(in millions)	Actual	As adjusted
Cash and cash equivalents and short-term investments(1)	$6,461	$

Long-term debt(2):
Existing 2.3% Notes due 2021	650		—
Existing 2.6% Notes due 2022	400		—
Existing 3.4% Notes due 2026	850		850
Existing 3.4% Notes due 2027	400		400
Existing 4.5% Notes due 2047	400		400
20 Notes offered hereby	—
20 Notes offered hereby	—

Total long-term debt	2,700
Shareholders' equity	13,682		13,682

Total capitalization	$16,382	$

(1)
Short-term investments include investments with original maturities greater than 90 days and remaining maturities of less than one year. In addition, investments with maturities beyond one year may be classified as "short-term investments" if they are highly liquid in nature and represent the investment of cash that is available for current operations.

(2)
Long-term debt is presented at its gross carrying amount. Excludes $1.5 billion of availability under our Revolver, which remains undrawn as of the date hereof. For additional information, see "Description of Other Indebtedness."

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

Overview

        We are the borrower under the Credit Agreement providing for $1.5 billion of availability under the Revolver. The Revolver is currently not guaranteed by any of our subsidiaries and is unsecured. We did not have any amounts drawn under our Revolver as of the date hereof. The Company was in compliance with the terms of the Revolver as of June 30, 2020.

        Set forth below is a summary of the terms of the Credit Agreement and the Revolver. Such summary is not complete and is qualified in its entirety by reference to the complete text of the Credit Agreement. See "Where You Can Find More Information; Incorporation by Reference."

        The Revolver is scheduled to mature on August 24, 2023. Borrowings under the Revolver will bear interest, at the Company's option, at either (1) a base rate equal to the highest of (i) the federal funds rate, plus 0.5%, (ii) the prime commercial lending rate of Bank of America, N.A. and (iii) the London Interbank Offered Rate ("LIBOR") for an interest period of one month beginning on such day plus 1.00%, or (2) LIBOR, in each case, plus an applicable interest margin. LIBOR will be subject to a floor of 0% and base rate will be subject to an effective floor of 1.00%. The applicable interest margin for borrowings under the Revolver will range from 0.875% to 1.375% for LIBOR borrowings and from 0% to 0.375% for base rate borrowings and will be determined by reference to a pricing grid based on the Company's credit ratings. Up to $50 million of the Revolver may be used for letters of credit.

        Under the Credit Agreement, we are subject to a financial covenant (the "Financial Covenant") requiring our Consolidated Total Net Debt Ratio (as defined in the Credit Agreement) not to exceed 3.75:1.00 (or, at our option and for a limited period of time upon the consummation of a Qualifying Acquisition (as defined in the Credit Agreement), 4.25:1.00, subject to certain exceptions). The Credit Agreement contains covenants customary for transactions of this type for borrowers with similar credit ratings. These include those restricting liens, debt of non-guarantor subsidiaries and certain fundamental changes, in each case with exceptions, including exceptions for secured debt and debt of non-guarantor subsidiaries of the Company, in each case up to an amount not exceeding 7.5% of Total Assets (as defined in the Credit Agreement). A violation of any of these covenants could result in an event of default under the Credit Agreement. Upon the occurrence of such event of default or certain other customary events of default, payment of any outstanding amounts under the Credit Agreement may be accelerated, and the lenders' commitments to extend credit under the Credit Agreement may be terminated. In addition, an event of default under the Credit Agreement could, under certain circumstances, permit the holders of other outstanding unsecured debt (including our existing notes) to accelerate the repayment of such obligations.

Existing Notes

Overview

        As of June 30, 2020, we had outstanding $2.7 billion aggregate principal amount of unsecured senior notes as follows:

  •
  $650 million principal amount of 2.3% unsecured senior notes due September 2021 (the "Existing 2021 Notes") and $850 million principal amount of 3.4% unsecured senior notes due September 2026 (the "Existing 2026 Notes") that we issued on September 19, 2016, in a private offering pursuant to an Indenture, dated September 19, 2016 (the "Existing 2016 Indenture"), between us, the guarantors originally party thereto and Wells Fargo Bank, National Association, as trustee; and

  •
  $400 million principal amount of 2.6% unsecured senior notes due June 2022 (the "Existing 2022 Notes"), $400 million principal amount of 3.4% unsecured senior notes due June 2027 (the "Existing 2027 Notes") and $400 million principal amount of 4.5% unsecured senior notes due June 2047 (the "Existing 2047 Notes") that we issued on May 26, 2017, in a public offering pursuant to an Indenture, dated May 26, 2017 (as supplemented by the First Supplemental Indenture, dated as of May 26, 2017, the "Existing 2017 Indenture") between us and Wells Fargo Bank, National Association, as trustee.

        Set forth below is a summary of the terms of the existing indentures and the existing notes. Such summary is not complete and is qualified in its entirety by reference to the complete text of each indenture and the existing notes. See "Where You Can Find More Information; Incorporation by Reference."

Existing 2016 Indenture

        The Existing 2021 Notes and the Existing 2026 Notes are our general senior obligations and are not guaranteed by any of our subsidiaries. The Existing 2021 Notes and the Existing 2026 Notes are not secured.

        The Existing 2021 Notes accrue interest at the rate of 2.3% per year and will mature on September 15, 2021. The Existing 2026 Notes accrue interest at the rate of 3.4% per year and will mature on September 15, 2026. Interest on each series of notes is payable semi-annually in arrears on each March 15 and September 15. Interest on each series of notes accrued from September 19, 2016.

        The Existing 2021 Notes will be redeemable at our option, in whole or in part, at any time on or after August 15, 2021 and the Existing 2026 Notes will be redeemable at our option, in whole or in part, at any time on or after June 15, 2026, in each case at 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any to, but excluding, the redemption date.

        In addition, we may redeem some or all of the Existing 2021 Notes prior to August 15, 2021 and some or all of the Existing 2026 Notes prior to June 15, 2026, in each case at a price equal to 100% of the principal amount thereof plus a "make-whole" premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. We expect to use a portion of the net proceeds of this offering to redeem all of our outstanding Existing 2021 Notes. See "Use of Proceeds."

        Upon the occurrence of certain change of control events and a ratings downgrade, we will be required to offer to repurchase the Existing 2021 Notes and the Existing 2026 Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date applicable to such notes.

        The Existing 2016 Indenture contains covenants that limit the ability of the Company and any of our restricted subsidiaries to, among other things:

  •
  create or incur secured indebtedness;

  •
  enter into sale or leaseback transactions; and

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of the Company's assets.

        The Existing 2016 Indenture also provides for customary events of default.

Existing 2017 Indenture

        The Existing 2022 Notes, the Existing 2027 Notes and the Existing 2047 Notes are our general senior obligations and are not guaranteed by any of our subsidiaries. The Existing 2022 Notes, the Existing 2027 Notes and the Existing 2047 Notes are not secured.

        The Existing 2022 Notes accrue interest at the rate of 2.6% per year and will mature on June 15, 2022. The Existing 2027 Notes accrue interest at the rate of 3.4% per year and will mature on June 15, 2027. The Existing 2047 Notes accrue interest at a rate of 4.5% per year and will mature on June 15, 2047. Interest on each series of notes is payable semi-annually in arrears on each June 15 and December 15. Interest on each series of notes accrued from May 26, 2017.

        The Existing 2022 Notes will be redeemable at our option, in whole or in part, at any time on or after May 15, 2022, the Existing 2027 Notes will be redeemable at our option, in whole or in part, at any time on or after March 15, 2027 and the Existing 2047 Notes will be redeemable at our option, in whole or in part, at any time on or after December 15, 2046 in each case at 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any to, but excluding, the redemption date.

        In addition, we may redeem some or all of the Existing 2022 Notes prior to May 15, 2022, some or all of the Existing 2027 Notes prior to March 15, 2027 and some or all of the Existing 2047 Notes prior to December 15, 2046, in each case at a price equal to 100% of the principal amount thereof plus a "make-whole" premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. We expect to use a portion of the net proceeds of this offering to redeem all of our outstanding Existing 2022 Notes. See "Use of Proceeds."

        Upon the occurrence of certain change of control events and a ratings downgrade, we will be required to offer to repurchase the Existing 2022 Notes, the Existing 2027 Notes and the Existing 2047 Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date applicable to such notes.

        The Existing 2017 Indenture contains covenants that limit the ability of the Company and any of our restricted subsidiaries to, among other things:

  •
  create or incur secured indebtedness;

  •
  enter into sale or leaseback transactions; and

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of the Company's assets.

        The Existing 2017 Indenture also provides for customary events of default.

 DESCRIPTION OF NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, (i) the term "Issuer" refers to Activision Blizzard, Inc. and not to any of its Subsidiaries, and (ii) the terms "we," "our" and "us" each refer to the Issuer and its consolidated Subsidiaries.

        The Issuer will issue $      aggregate principal amount of        % Senior Notes due 20      (the "20       Notes") and $      aggregate principal amount of        % Senior Notes due 20      (the "20       Notes" and, together with the 20      Notes, the "Notes") under a base indenture, dated as of May 26, 2017, as supplemented by a supplemental indenture, dated as of the Issue Date (together, the "Indenture"), in each case, between the Issuer and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Each series of Notes will be issued under the same Indenture, but will be separate series of notes. As a result, among other things, holders of each series of Notes will have separate and independent rights to give notice of a Default or to direct the Trustee to exercise remedies in the event of a Default or otherwise.

        The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the applicable Notes. You may request copies of the Indenture at our address set forth under the heading "Where You Can Find More Information; Incorporation By Reference."

Priority

        The Notes:

  •
  will be unsecured senior obligations of the Issuer;

  •
  will be pari passu in right of payment with all existing and future senior indebtedness (including the Senior Credit Facility, the 3.400% Senior Notes due 2026, the 3.400% Senior Notes due 2027, the 4.500% Senior Notes due 2047 and, prior to their proposed redemption with a portion of the net proceeds of this offering (See "Use of Proceeds"), the 2.300% Senior Notes due 2021 and the 2.600% Senior Notes due 2022) of the Issuer;

  •
  will be effectively subordinated to all secured Indebtedness of the Issuer to the extent of the value of the assets securing such Indebtedness;

  •
  will be senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

  •
  will be structurally subordinated to all existing and future Indebtedness and other liabilities of the Issuer's Subsidiaries.

        As of June 30, 2020, after giving effect to the offer of the Notes and the use of proceeds therefrom, we would have had $       billion of total indebtedness of which none would have been secured or subordinated indebtedness. We would also have had $1.5 billion of availability under our revolving credit facility, which remains undrawn as of the date hereof. As of June 30, 2020, our subsidiaries had outstanding approximately $3.7 billion of total liabilities.

Guarantees

        None of the Issuer's Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the Issuer's Subsidiaries, the Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to the Issuer. As a result, all of the existing and future liabilities of our Subsidiaries, including any claims of trade creditors, are structurally senior to the Notes.

Paying Agent and Registrar for the Notes

        The Issuer will maintain one or more paying agents for the Notes in the continental United States. The initial paying agent for the Notes will be the Trustee.

        The Issuer will also maintain a registrar with offices in the continental United States. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer will issue $      aggregate principal amount of 20      Notes and $      aggregate principal amount of 20       Notes in this offering. The 20      Notes will mature on                , 20      . The 20      Notes will mature on                , 20      .

        The Issuer may issue additional 20      Notes ("Additional 20      Notes") and/or additional 20      Notes ("Additional 20      Notes" and, together with the Additional 20      Notes, the "Additional Notes") from time to time, without the consent of holders, after this offering under the Indenture. Each of (i) the 20      Notes offered by the Issuer and any Additional 20      Notes subsequently issued under the Indenture and (ii) the 20      Notes offered by the Issuer and any Additional 20      Notes subsequently issued under the Indenture, in each case, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Notes" include any Additional Notes that are actually issued; provided that Additional Notes will not be issued with the same CUSIP, if any, as existing Notes unless such Additional Notes are fungible with existing Notes for U.S. federal income tax purposes.

20      Notes

        Interest will accrue on the 20      Notes at a rate per annum equal to        % from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest will be payable semiannually using a 360-day year comprised of twelve 30-day months in cash to Holders of record at the close of business on the                or                immediately preceding the interest payment date, on                and                of each year, commencing                 , 2021.

20      Notes

        Interest will accrue on the 20      Notes at a rate per annum equal to        % from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest will be payable

semiannually using a 360-day year comprised of twelve 30-day months in cash to Holders of record at the close of business on the                or                immediately preceding the interest payment date, on                and                of each year, commencing                , 2021.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption "Repurchase of Notes upon a Change of Control Repurchase Event." We may at any time and from time to time purchase Notes through open market purchases, negotiated transactions or otherwise, which may include a consent solicitation, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Optional Redemption

20      Notes

        At any time prior to                , 20      , the Issuer may redeem the 20      Notes, in whole or in part, upon notice as described under the heading "Optional Redemption—Selection and Notice" at a redemption price equal to 100% of the principal amount of 20      Notes redeemed plus the Applicable Premium as of the date of redemption (the "20      Notes Redemption Date"), and, without duplication, accrued and unpaid interest, if any, to, but excluding, the 20      Notes Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        On and after                , 20      , the Issuer may redeem the 20      Notes, in whole or in part, upon notice as described under the heading "Optional Redemption—Selection and Notice" at a redemption price equal to 100% of the principal amount of the 20      Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable 20      Notes Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        The Trustee shall select the 20      Notes to be redeemed in the manner described under "Optional Redemption—Selection and Notice."

20      Notes

        At any time prior to                , 20      , the Issuer may redeem the 20      Notes, in whole or in part, upon notice as described under the heading "Optional Redemption—Selection and Notice" at a redemption price equal to 100% of the principal amount of 20      Notes redeemed plus the Applicable Premium as of the date of redemption (the "20      Notes Redemption Date"), and, without duplication, accrued and unpaid interest, if any, to, but excluding, the 20      Notes Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        On and after                , 20      , the Issuer may redeem the 20      Notes, in whole or in part, upon notice as described under the heading "Optional Redemption—Selection and Notice" at a redemption price equal to 100% of the principal amount of the 20      Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable 20      Notes Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        The Trustee shall select the 20      Notes to be redeemed in the manner described under "Optional Redemption—Selection and Notice."

Selection and Notice

        If the Issuer is redeeming less than all of a series of Notes at any time, the Trustee will select the Notes of such series to be redeemed (a) if such series of Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such series of Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, or otherwise in accordance with the procedures of The Depository Trust Company, at least 15 days but not more than 60 days before the purchase or redemption date to each Holder of the applicable series of Notes at such Holder's registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        Any redemption of the Notes or notice of redemption may, at the Issuer's discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of any depositary.

        The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase of Notes upon a Change of Control Repurchase Event

Change of Control

        The Notes will provide that if a Change of Control Repurchase Event occurs after the Issue Date, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Repurchase Event, the Issuer will send notice of such Change of Control Offer by first-class mail or electronically, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of The Depository Trust Company, with the following information:

  1.
  that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

  2.
  the purchase price and the purchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is mailed, unless the Change of Control Offer is conditional on the occurrence of the related Change of Control (the "Change of Control Payment Date");

  3.
  that any Note not properly tendered will remain outstanding and continue to accrue interest;

  4.
  that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

  5.
  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date. Notes held in book entry form shall be purchased in accordance with the applicable procedures of The Depository Trust Company ("DTC");

  6.
  that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Repurchase Event notice, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased. Notes held in book entry form shall be withdrawn in accordance with DTC's applicable procedures;

  7.
  that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

  8.
  if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and if applicable, shall state that, in the Issuer's discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Payment Date or by the Change of Control Payment as so delayed; and

  9.
  the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

  1.
  accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

  2.
  no later than 11:00 A.M. (Eastern time) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

  3.
  deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facility and future credit agreements, indentures or other agreements relating to senior indebtedness to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Repurchase Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control after the Issue Date, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Liens" and "Certain Covenants—Sale and Lease-Back Transactions." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer following a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control (whether or not a Below Investment Grade Rating Event has occurred), if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 15 days nor more than 60 days' prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of a series that remain outstanding following such purchase on a date (the "Second Change of Control Payment Date") at a price in cash equal to the applicable Change of Control Payment in respect of the Second Change of Control Payment Date.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes, whether or not a Change of Control has occurred.

Certain Covenants

        Set forth below are summaries of certain covenants that will be contained in the Indenture.

Liens

        The Issuer will not directly or indirectly, create, incur or assume any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer unless:

  1.
  in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property or assets that is senior in priority to such Liens; or

  2.
  in all other cases, the Notes are equally and ratably secured.

        The foregoing shall not apply to (a) Liens securing the Notes and (b) Liens securing other Indebtedness; provided that, after giving effect to the incurrence of such Indebtedness and any substantially concurrent retirement of any Indebtedness secured by Liens (other than Permitted Liens), the aggregate principal amount of all such Indebtedness secured by Liens pursuant to this subclause (b), together with all attributable debt outstanding pursuant to the second paragraph of the "—Limitation on Sale and Lease-Back Transactions" covenant described below, does not exceed 7.5% of the Issuer's Consolidated Total Assets.

        Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) above without any further action on the part of the Holders.

Limitation on Sale and Lease-Back Transactions

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Lease-Back Transaction with another Person (other than with the Issuer or the Restricted Subsidiaries) unless:

  1.
  such Sale and Lease-Back Transaction was entered into prior to the Issue Date;

  2.
  such Sale and Lease-Back Transaction involves a lease for not more than three years (or which may be terminated by the Issuer or the applicable Restricted Subsidiary within a period of not more than three years);

  3.
  the Lien securing the Indebtedness with respect to such Sale and Lease-Back Transaction is a Permitted Lien; or

  4.
  the Issuer or the applicable Restricted Subsidiary applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in the business of the Issuer or its Restricted Subsidiaries or to the retirement of Indebtedness that is pari passu in right of payment with the Notes (including the Notes) within 365 days before or after the effective date of any such Sale and Lease-Back Transaction; provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness, the Issuer may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Issuer.

        Notwithstanding the restrictions set forth in the preceding paragraph, the Issuer and its Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all attributable debt with respect to all such Sale and Lease-Back Transactions (not including attributable debt with respect to Sale and Lease-Back Transactions permitted under clauses (1) through (4) above), together with all Indebtedness secured by a Lien outstanding pursuant to the second paragraph of the "—Liens" covenant described above, does not exceed 7.5% of the Issuer's Consolidated Total Assets.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

  1.
  the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

  2.
  the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

  3.
  immediately after such transaction, no Default exists; and

  4.
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and constitutes the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms.

        The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the Notes and except in the case of a lease, the Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing:

  1.
  any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer, or any Restricted Subsidiary; and

  2.
  the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC (and make available (without exhibits) without cost to (i) Holders of the Notes, upon their request, and (ii) the Trustee, within 15 days after it files them with the SEC, in each case, to the extent not publicly available on the SEC's EDGAR system or the Issuer's public website) from and after the Issue Date,

  1.
  within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer (plus any grace period provided by Rule 12b-25 under the Exchange Act), annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form; and

  2.
  within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer (plus any grace period provided by Rule 12b-25 under the Exchange Act), for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will post on its website within 15 days after the time the Issuer would be required to file such reports with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act; and provided further, that financial information required by Rule 3-10, 3-16 (to the extent in effect), 13-01 or 13-02 of Regulation S-X shall not be required and such reports shall not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or related items 307 and 308 of Regulation S-K, and the Issuer will not be required to provide financial statements in interactive data format using the eXtensible Business Reporting Language. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of reports, information and documents to the Trustee pursuant to this covenant is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the Notes (as to which the trustee is entitled to rely exclusively on an Officer's Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or the SEC's EDGAR system or any website under the Indenture, or participate in any conference calls.

Events of Default and Remedies

        The Indenture will provide that each of the following is an Event of Default with respect to a particular series of Notes:

  1.
  default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on such series of Notes;

  2.
  default for 30 days or more in the payment when due of interest on or with respect to such series of Notes;

  3.
  the failure by the Issuer for 90 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding to comply with any of its obligations in the covenant described under "—Certain Covenants—Reports and Other Information";

  4.
  failure by the Issuer for 60 days after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Notes then outstanding to comply with any of its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the Indenture or the Notes with respect to such series of Notes;

  5.
  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Significant Subsidiary or the payment of which is guaranteed by the Issuer or any Significant Subsidiary, other than Indebtedness owed to the Issuer or any of its Subsidiaries, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

  (a)
  such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

  (b)
  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in an aggregate amount in excess of the greater of $200.0 million or 1% of the Issuer's Consolidated Total Assets at any one time outstanding; or

  6.
  certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture with respect to a particular series of Notes, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes of such series, may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series, to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest with respect to such series of Notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

        The Indenture will provide that the Holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series by written notice to the Trustee may on behalf of the Holders of all of the Notes of the applicable series waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note of the applicable series held by a non-consenting Holder and rescind any acceleration and its consequences with respect to the Notes. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

  1.
  the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

  2.
  the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

  3.
  the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the applicable series of Notes unless:

  1.
  such Holder has previously given the Trustee written notice that an Event of Default is continuing with respect to such series of Notes;

  2.
  Holders of at least 25% in principal amount of the total outstanding applicable series of Notes have requested the Trustee to pursue the remedy;

  3.
  Holders of the applicable series of Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, claim or expense;

  4.
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  5.
  Holders of a majority in principal amount at maturity of the total outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes of the applicable series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of the applicable series or that would involve the Trustee in personal liability (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other holder).

        The Indenture will provide that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within ten Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer plans to take to cure such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer under the Indenture with respect to a series of Notes will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes of such series. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to a series of Notes ("Legal Defeasance") and cure all then existing Events of Default with respect to such series except for:

  1.
  the rights of Holders of Notes with respect to such series to receive payments in respect of the principal of, premium, if any, and interest on such series of Notes when such payments are due solely out of the trust created pursuant to the Indenture;

  2.
  the Issuer's obligations with respect to such series of Notes concerning issuing temporary Notes of such series, registration of such Notes of such series, mutilated, destroyed, lost or stolen Notes of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

  3.
  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

  4.
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations released with respect to substantially all of the restrictive covenants in the Indenture with respect to a series of Notes ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes of such series. In the event Covenant Defeasance occurs with respect to a series of Notes, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to such series of Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of Notes:

  1.
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such series of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on such series of Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such series of Notes and the Issuer must specify whether such series of Notes are being defeased to maturity or to a particular redemption date; provided, that in connection with any defeasance to a redemption date prior to                , 20    , in the case of the                Notes or                , 20    , in the case of the                Notes, the amount deposited in respect of the Applicable Premium shall be sufficient for purpose of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the deposit, with any deficit on such redemption date (any such amount, the "Applicable Premium Deficit") only required to be deposited with the Trustee on or prior to the corresponding redemption date, and with any excess on such redemption date required to be returned to the Issuer by the Trustee. Any Applicable Premium Deficit shall be set forth in an Officer's Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

  2.
  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

  (a)
  the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

  (b)
  since the issuance of such series of Notes, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of such series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  3.
  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of such series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  4.
  no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit with respect to such series of Notes;

  5.
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which, the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

  6.
  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

  7.
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to a series of Notes, when either:

  1.
  all Notes of such series theretofore authenticated and delivered, except lost, stolen or destroyed Notes of such series which have been replaced or paid and Notes of such series for whose payment money has theretofore been deposited in trust, have been irrevocably delivered to the Trustee for cancellation; or

  2.
  (a) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purpose of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the redemption date, and with any excess on such redemption date required to be returned to the Issuer by the Trustee. Any Applicable Premium Deficit shall be set forth in an Officer's Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

  (b)
  no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture as it relates to such series of Notes or the Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

  (c)
  the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

  (d)
  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture and the Notes of any series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes of such series, and any existing Default or compliance with any provision of the Indenture or the Notes of such series issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes of such series (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes of such series), in each case, other than Notes of such series beneficially owned by the Issuer or its Affiliates.

        The Indenture will provide that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes of a series held by a non-consenting Holder:

  1.
  reduce the principal amount of such series of Notes whose Holders must consent to an amendment, supplement or waiver;

  2.
  reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "Repurchase of Notes upon a Change of Control Repurchase Event");

  3.
  reduce the rate of or change the time for payment of interest on any Note of such series;

  4.
  waive a Default in the payment of principal of or premium, if any, or interest on the Notes of such series (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration), or in respect of a covenant or provision contained in the Indenture which cannot be amended or modified without the consent of all Holders;

  5.
  make any such Note payable in money other than that stated therein;

  6.
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the contractual rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes of such series;

  7.
  make any change in these amendment and waiver provisions as it relates to such series of Notes;

  8.
  amend the contractual right expressly set forth in the Indenture of any Holder to receive payment of principal of, premium, if any, and interest on, such Holder's Notes on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such due dates; or

  9.
  make any change to or modify the ranking of the Notes of such series that would adversely affect the Holders.

        Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the Indenture and the Notes without the consent of any Holder;

  1.
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  2.
  to provide for uncertificated Notes of such series in addition to or in place of certificated Notes or to provide for the issuance of Additional Notes;

  3.
  to comply with the covenant relating to mergers, consolidations and sales of assets;

  4.
  to provide the assumption of the Issuer's obligations to the Holders;

  5.
  to secure the Notes or make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

  6.
  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

  7.
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  8.
  to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

  9.
  to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

  10.
  to conform the text of the Indenture or the Notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture or Notes as set forth in an Officer's Certificate; or

  11.
  making any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes or comply with the procedures of any securities depositary; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication or electronic submission will be deemed given on the first date on which publication or submission is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture will contain certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture will provide that the Holders of a majority in principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care that a prudent person would use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with the Issuer and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means:

  1.
  with respect to any 20    Note on any redemption date, the excess, if any, of (i) the present value at such redemption date of (A) 100% of the aggregate principal amount of such 20    Note on such redemption date, plus (B) all required interest payments due on such 20    Note through                , 20    (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus                 basis points; over (ii) the principal amount of such 20    Note; and

  2.
  with respect to any 20    Note on any redemption date, the excess, if any, of (i) the present value at such redemption date of (A) 100% of the aggregate principal amount of such 20    Note on such redemption date, plus (B) all required interest payments due on such 20    Note through                , 20    (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus                 basis points; over (ii) the principal amount of such 20    Note.

        The Issuer shall calculate the Applicable Premium.

        "Below Investment Grade Rating Event" means the occurrence of a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of the Rating Agencies to a rating that is not an Investment Grade Rating. Notwithstanding anything to the contrary, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

  1.
  in the case of a corporation, corporate stock;

  2.
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  3.
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  4.
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Change of Control" means the occurrence of any of the following:

  1.
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person;

  2.
  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of the Issuer; or

  3.
  the approval of any plan or proposal for the winding up or liquidation of the Issuer.

        For purposes of this definition, any direct or indirect holding company of the Issuer shall not itself be considered a "Person" or "group" for purposes of clause (2) above; provided that no "Person" or "group" beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Consolidated Total Assets" means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis as shown on or reflected in the Issuer's most recent internal consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP, provided that Consolidated Total Assets shall be calculated after giving pro forma effect to any investments, acquisitions or dispositions occurring subsequent to the date of such balance sheet, as well as any such transaction giving rise to the need to calculate Consolidated Total Assets.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

  1.
  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

  2.
  to advance or supply funds:

  (a)
  for the purchase or payment of any such primary obligation, or

  (b)
  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

  3.
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Event of Default" has the meaning set forth under "Events of Default and Remedies."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Government Securities" means securities that are:

  1.
  direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

  2.
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, indebtedness of such Person for borrowed money, if and to the extent any such indebtedness would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency, without regard to outlook.

        "Issue Date" means                , 2020.

        "Issuer" has the meaning set forth in the first paragraph under "General".

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions or the place of payment are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Obligations" means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer, the Secretary or the Assistant Secretaries of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or Secretary of the Issuer, which meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Liens" means, with respect to any Person:

  1.
  pledges, deposits or security by such Person under workmen's compensation laws, unemployment insurance, employers' health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations);

  2.
  Liens imposed by law or regulation, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

  3.
  Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

  4.
  Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person;

  5.
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  6.
  Liens securing Indebtedness incurred to finance the construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or repairs, improvements or additions to any property, plant or equipment of the Issuer or its Restricted Subsidiaries; provided, however, that the Lien shall not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries at the time the Lien is incurred (other than property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien shall not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

  7.
  Liens existing on the Issue Date;

  8.
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

  9.
  Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation;

  10.
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

  11.
  Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

  12.
  Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  13.
  leases, subleases, licenses or sublicenses (including of intellectual property) granted to others which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

  14.
  Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

  15.
  Liens in favor of the Issuer;

  16.
  Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

  17.
  Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

  18.
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (b) of the second paragraph under "—Certain Covenants—Liens" and in the foregoing clauses (7), (8), (9) and (17); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9) and (17) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

  19.
  deposits made to secure liability to insurance carriers;

  20.
  Liens on property or assets incurred in connection with any transaction permitted under the first paragraph of "Certain Covenants—Limitation on Sale and Lease-back Transactions" (other than in reliance on clause 3 thereof);

  21.
  Liens securing judgments for the payment of money so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  22.
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

  23.
  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

  24.
  Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

  25.
  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

  26.
  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

  27.
  Liens on the Equity Interests of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries;

  28.
  any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

  29.
  Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Indenture.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on and the costs in respect of such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Ratings Decline Period" means the period commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Issuer of its intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for a possible rating downgrade by any of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the applicable series of Notes below Investment Grade or (y) publicly announces that it is no longer considering such Notes for possible downgrade, provided that no such extension shall occur if on such 60th day the applicable series of Notes is rated Investment Grade by at least one of such Rating Agencies in question and is not subject to review for possible downgrade by such Rating Agency).

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

        "Restricted Subsidiary" means, at any time, each direct and indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the credit facility under the credit agreement dated as of October 11, 2013 by and among the Issuer, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, as amended or supplemented from time to time.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Subordinated Indebtedness" means any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes.

        "Subsidiary" means, with respect to any Person:

  1.
  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

  2.
  any partnership, joint venture, limited liability company or similar entity of which

           (x)  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

          (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Treasury Rate" means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published (or the relevant information no longer available thereon), any publicly available source of similar market data)) nearly equal to the period from the redemption date to            , 20    (in the case of 20    Notes), or                , 20    (in the case of 20    Notes); provided, however, that if the period from the redemption date to            , 20    (in the case of 20    Notes) or                 , 20    (in the case of 20    Notes) is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Unrestricted Subsidiary" means:

  1.
  any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

  2.
  any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly delivering to the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM

General

        The Notes will be represented by one or more global notes in registered form without interest coupons attached (the "Global Notes"). The Global Notes will be deposited with a custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of interests in the Global Notes (the "Book-Entry Interests") will be limited to persons who have accounts with DTC, or persons who hold interests through such participants. DTC will hold interests in the Global Notes on behalf of its participants through customers' securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

        Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the Notes are in global form, holders of Book-Entry Interests are not considered the owners or "holders" of Notes for any purpose.

        So long as the Notes are held in global form, DTC (or its nominee) will be considered the sole holders of Global Notes for all purposes under the Indenture. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the Indenture.

        Neither the Issuer nor the Trustee for the Notes has any responsibility or liability for any aspect of the records relating to the Book-Entry Interests.

Redemption of the Global Notes

        In the event any Global Note (or any portion thereof) is redeemed, DTC (or its nominee) will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC in connection with the redemption of such Global Note (or any portion thereof). The Issuer understands that, under existing practices of DTC, if fewer than all of a series of Notes are to be redeemed at any time, DTC will credit its participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as it deems fair and appropriate; provided, however, that no Book-Entry Interest of $2,000 principal amount or less may be redeemed in part.

Payments on Global Notes

        The Issuer will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, and interest and all other amounts payable) to DTC or its nominee, which will distribute such payments to participants in accordance with its procedures. The Issuer will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. The Issuer expects that standing customer instructions and customary practices will govern payments by participants to owners of Book-Entry Interests held through such participants.

        Under the terms of the Indenture, the Issuer and the Trustee will treat the registered holders of the Global Notes (i.e., DTC (or its nominee)) as the owners thereof for the purpose of receiving payments and for all other purposes. None of the Issuer, the Trustee or any of their respective agents has or will have any responsibility or liability for:

  •
  any aspect of the records of DTC or any participant or indirect participant relating to payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

  •
  DTC or any participant or indirect participant.

        Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants.

Currency of Payment for the Global Notes

        Except as may otherwise be agreed between DTC and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Global Notes will be paid to holders of interests in such Notes through DTC in U.S. dollars.

        Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of the applicable clearing system) applicable thereto. None of the Issuer, the Trustee, the underwriters or any of their respective agents will be liable to any holder of a Global Note or any other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection with any such payment.

Action By Owners of Book-Entry Interests

        DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants have or have given such direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an event of default under the Notes, DTC reserves the right to exchange the Global Notes for definitive registered Notes in certificated form (the "Definitive Registered Notes"), and to distribute Definitive Registered Notes to its participants.

Transfers

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

        Any Book-Entry Interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a Book-Entry Interest in any other Global Note of the same series will, upon transfer, cease to be a Book-Entry Interest in the first-mentioned Global Note and become a Book-Entry Interest in such other Global Note, and accordingly will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such a Book-Entry Interest.

Definitive Registered Notes

        Under the terms of the Indenture, owners of the Book-Entry Interests will receive Definitive Registered Notes:

  •
  if DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in either case, a qualified successor depositary is not appointed by the Issuer within 90 days;

  •
  if an event of default under the applicable indenture occurred or is continuing and the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC.

        In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such Note by surrendering it to the registrar. In the event of a partial transfer or a partial redemption of a holding of Definitive Registered Notes represented by one Definitive Registered Note, a Definitive Registered Note shall be issued to the transferee in respect of the part transferred, and a new Definitive Registered Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that no Definitive Registered Note in a denomination less than $2,000 shall be issued. The Issuer will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes.

        The Issuer shall not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the applicable series of Notes, (b) any date fixed for redemption of the applicable series of Notes or (c) the date fixed for selection of the series of Notes to be redeemed in part. Also, the Issuer is not required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any Definitive Registered Note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the applicable indenture. The Issuer may require a holder to pay any taxes and fees required by law and permitted by the applicable indenture and the applicable series of Notes.

        If Definitive Registered Notes are issued and a holder thereof claims that such Definitive Registered Notes have been lost, destroyed or wrongfully taken or if such Definitive Registered Notes are mutilated and are surrendered to the registrar or at the office of a transfer agent, the Issuer shall issue and the Trustee shall authenticate a replacement Definitive Registered Note if the Trustee's and the Issuer's requirements are met. The Trustee or the Issuer may require a holder requesting replacement of a Definitive Registered Note to furnish an indemnity bond sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer, the Trustee or the paying agent appointed pursuant to the applicable indenture from any loss which any of them may suffer if a Definitive Registered Note is replaced. The Issuer may charge for its expenses in replacing a Definitive Registered Note.

        In case any such mutilated, destroyed, lost or stolen Definitive Registered Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Issuer pursuant to the provisions of the indenture, the Issuer in its discretion may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

        Definitive Registered Notes may be transferred and exchanged for Book-Entry Interests in a Global Note only in accordance with the applicable indenture.

        In connection with any proposed exchange of a Definitive Registered Note for a Global Note, the Issuer or DTC shall be required to use commercially reasonable efforts to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under

Section 6045 of the Internal Revenue Code. The Trustee shall be entitled rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Information Concerning DTC

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

        The Issuer understands as follows with respect to DTC:

        DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's owners are the New York Stock Exchange, Inc., NYSE MKT LLC, the Financial Industry Regulatory Authority, Inc. and a number of DTC's direct participants. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

Global Clearance and Settlement Under the Book-Entry System

        The Notes are expected to trade in DTC's Same-Day Funds Settlement System and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any certificated Notes will also be settled in immediately available funds. Cross-market transfers of Book-Entry Interests in the Notes between the participants in DTC will be done through DTC in accordance with DTC's rules.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Trustee, the registrar, any transfer agent or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

Initial Settlement

        Initial settlement for the Notes will be made in dollars. Book-Entry Interests owned through DTC accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Book-Entry Interests will be credited to the securities custody accounts of DTC, holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

        The Book-Entry Interests will trade through participants of DTC and will settle in same day funds. Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

General

        The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership, sale or other disposition of the Notes by a "Non-U.S. Holder" (as defined below) who acquires the Notes pursuant to this offering at the "issue price" for such Notes (i.e., the first price at which a substantial amount of the applicable series of the Notes is sold for money to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all in effect as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., former citizens and former long-term residents of the United States, "controlled foreign corporations," "passive foreign investment companies," and banks, insurance companies, or other financial institutions), investors that will hold the Notes as a part of a straddle, hedge, conversion, synthetic security, constructive ownership transaction or other integrated transaction for U.S. federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement or entities that are treated as partnerships for U.S. federal income tax purposes and partners of such partnerships, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss U.S. federal tax consequences other than U.S. federal income tax consequences (e.g., estate or gift tax or the Medicare tax on certain investment income) or any state, local, or non-U.S. tax considerations. This summary is written for Non-U.S. Holders that will hold the Notes offered hereby as "capital assets" (generally, property held for investment) under the Code.

        The U.S. federal income tax treatment of the holders of the Notes will depend upon the holder's particular tax circumstances. Each Non-U.S. Holder is urged to consult its tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and gift and other tax considerations applicable to it, in light of its particular circumstances, of holding or disposing of the Notes.

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not (i) an individual who is a U.S. citizen or a resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more "United States persons" (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership and certain determinations made at the partner level. Prospective investors that are partnerships and partners in such partnerships are urged to consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of Notes.

        Interest.    Subject to the discussions below concerning backup withholding and FATCA (as defined below), all payments of interest to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10%

or more of the total combined voting power of all classes of our stock entitled to vote; (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through sufficient stock ownership; (iii) such interest is not effectively connected with such Non-U.S. Holder's conduct of a U.S. trade or business; and (iv) such Non-U.S. Holder certifies, under penalties of perjury, to the applicable withholding agent on Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

        If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Notes is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, is attributable to a permanent establishment), the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net income basis on such interest in the same manner as if the Non-U.S. Holder were a U.S. person. In addition, if such a Non-U.S. Holder is a corporation for U.S. federal income tax purposes, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        Sale, exchange, retirement, redemption or other taxable disposition of the Notes.    Subject to the discussions below concerning backup withholding and FATCA, and except with respect to accrued but unpaid interest, which will be taxable as described above under "—Interest," a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (in which case such gain will be taxed as discussed below) or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met (in which case such Non-U.S. Holder will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses).

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if gain recognized on the sale, exchange, retirement, redemption or other taxable disposition of the Notes, is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, is attributable to a permanent establishment), the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net income basis on such gain in the same manner as if the Non-U.S. Holder were a United States person. In addition, if such a Non-U.S. Holder is a corporation for U.S. federal income tax purposes, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits, subject to certain adjustments.

        Information reporting and backup withholding.    A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a note. Such requirements are generally satisfied by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form), as described above. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS. In certain circumstances, the name and address of the Non-U.S. Holder and the amount of interest paid on the Non-U.S. Holder's note, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns generally may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Foreign Account Tax Compliance Act.    Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the "Foreign Account Tax Compliance Act" or "FATCA") generally impose withholding at a rate of 30% in certain circumstances on interest payable on the Notes held by or through certain financial institutions (including investment funds), unless such institution (y) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (z) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will then exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which the Notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on the Notes held by or through an entity that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (y) certifies to the applicable withholding agent that such entity does not have any "substantial United States owners" or (z) provides the applicable withholding agent with certain information regarding the entity's "substantial United States owners," which, in turn, will be provided to the United States Department of the Treasury. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on an investment in the Notes.

UNDERWRITING

        Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BofA Securities, Inc.	$	$
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Wells Fargo Securities, LLC

Total	$	$

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The conditions contained in the underwriting agreement include the condition that all the representations and warranties made by us to the underwriters are true, that there has been no material adverse change in the condition of us or in the financial markets and that we deliver to the underwriters customary closing documents. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering.

	Per Note		Total
20 Notes		%	$
20 Notes		%	$

        The Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at the public offering price less a concession not in excess of        % of the principal amount of the 20    Notes, and         % of the principal amount of the 20    Notes. The underwriters may allow certain dealers, and such dealers may reallow certain other dealers, a concession not in excess of         % of the principal amount of the 20    Notes, and        % of the principal amount of the 20    Notes. After the Notes are released for sale, the underwriters may change the offering price and the other selling terms.

        The expenses of the offering, not including the underwriting discounts, are estimated to be approximately $             million and are payable by us.

        The Notes will constitute new series of securities with no established trading market. We will not list the Notes on any securities exchange or on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

        We have agreed that we will not, during the period from the date of this offering memorandum through and including the closing date of the offering, without first obtaining the prior written consent of BofA Securities, Inc., directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position", or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company having a tenor of more than one year or securities exchangeable for or convertible into such debt securities of the Company, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

        We have agreed to indemnify the underwriters and their controlling persons against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

        It is expected that delivery of the Notes will be made against payment therefor on or about                        , 2020, which is the third business day following the date of pricing of the Notes (such settlement cycle being referred to as "T+3"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

        Certain affiliates of the underwriters act as lenders and/or agents under our existing Credit Agreement or have other lending relationships with us, certain of the underwriters have acted as underwriters for offerings of our existing senior unsecured notes, and certain underwriters and their affiliates may from time to time hold our senior unsecured notes for their own account. The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries routinely hedge, certain other of those underwriters or their affiliates are likely to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including, potentially, the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

        Certain of the underwriters or their affiliates may be holders of a portion of the Existing 2021 Notes and/or Existing 2022 Notes. In such capacities, such underwriters or their affiliates will receive a pro rata portion of the net proceeds of this offering that are used to redeem all of our outstanding Existing 2021 Notes and Existing 2022 Notes, as applicable.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or the United Kingdom (the "UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

        References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

        The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) ("Corporations Act")) has been or will be lodged with the Australian Securities and Investments Commission ("ASIC") or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

        The Notes may not be offered for sale, nor may application for the sale or purchase of any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

  (a)
  the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

  (b)
  the offer, invitation or distribution complies with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

  (c)
  the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

  (d)
  the offer or invitation does not constitute an offer or invitation to a person in Australia who is a "retail client" as defined for the purposes of Section 761G of the Corporations Act; and

  (e)
  such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

Notice to Prospective Investors in Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended). The Notes may not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Hong Kong

        The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) ("SFO") of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        Neither this prospectus supplement or the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

        Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the Notes are "prescribed capital markets products" (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National

Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

        Certain legal matters with respect to the validity of the Notes being issued in this offering are being passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including the Issuer. These reports, proxy statements and other information can also be read through the investor relations section of our website at http://investor.activision.com. Except for our SEC filings incorporated by reference below, information on our website does not constitute part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to our securities.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering under this prospectus supplement:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the SEC on February 27, 2020);

  •
  the portions of our Definitive Proxy Statement on Schedule 14A, filed April 24, 2020, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 (as filed with the SEC on May 5, 2020 and August 4, 2020, respectively); and

  •
  our Current Reports on Form 8-K, filed on February 6, 2020 (Item 8.01 only), March 11, 2020 and June 17, 2020.

        Information furnished under Items 2.02 or 7.01 in any future Current Report on Form 8-K that we file with the SEC (or corresponding information furnished under Item 9.01 or included as an exhibit), unless otherwise specified in such report, is not incorporated by reference in this prospectus supplement, nor are there any other documents or information that is deemed to have been "furnished" and not "filed" with the SEC.

        Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

        We will provide to each person to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement and the accompanying prospectus by reference. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, CA, 90405, (310) 255-3000, or you may visit the investor relations section of our website at http://investor.activision.com for copies of any such document.

Prospectus

Activision Blizzard, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Purchase Units

        We may offer, issue and sell, together or separately:

  •
  shares of our common stock;

  •
  shares of our preferred stock, which may be issued in one or more series;

  •
  debt securities, which may be issued in one or more series and which may be unsubordinated debt securities or subordinated debt securities and which may be convertible into another security, and which may be secured or unsecured;

  •
  warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

  •
  subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

  •
  purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

  •
  purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the purchase contracts.

        We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our securities involves a number of risks. See "Risk Factors" on page 6 before you make your investment decision.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Our common stock is listed on the NASDAQ Global Select Market ("NASDAQ") under the trading symbol "ATVI." Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2019

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended ("the "Securities Act"), using a "shelf" registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

        Unless otherwise indicated or the context otherwise requires, the terms "Activision Blizzard," "we," "our," "the Company" and "us" in this prospectus refer to Activision Blizzard, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

        Activision Blizzard, Inc.'s names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or trade names of Activision Blizzard. All other product or service names are the property of their respective owners.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.activisionblizzard.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the SEC on February 28, 2019);

  •
  the portions of our Definitive Proxy Statement on Schedule 14A, filed April 23, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  Quarterly Reports on Form 10-Q for the period ended March 31, 2019 (as filed with the SEC on May 2, 2019) and the period ended June 30, 2019 (as filed with the SEC on August 8, 2019);

  •
  Current Reports on Form 8-K filed with the SEC on January 4, 2019, January 9, 2019, February 12, 2019 (solely with respect to Item 8.01), February 19, 2019, May 24, 2019, June 26, 2019 and August 14, 2019; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 23, 1984, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA 90405
Attn: Investor Relations
(310) 255-2000

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in or incorporated by reference into this prospectus supplement include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical facts and include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those relating to product releases; (3) statements of future financial or operating performance; and (4) statements of assumptions underlying such statements. We generally use words such as "outlook," "forecast," "will," "could," "should," "would," "to be," "plan," "plans," "believes," "may," "might," "expects," "intends," "intends as," "anticipates," "estimate," "future," "positioned," "potential," "project," "remain," "scheduled," "set to," "subject to," "upcoming" and other similar expressions to help identify forward-looking statements.

        Forward-looking statements are subject to business and economic risks, reflect management's current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict. The Company cautions that a number of important factors could cause our actual future results and other future circumstances to differ materially from those expressed in, or implied by, any forward-looking statements. Such factors include, but are not limited to, the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the "Risk Factors" sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

        There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. The forward-looking statements contained herein are based upon information available to us as of the date of this prospectus supplement and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

 THE COMPANY

        Activision Blizzard, Inc. is a leading global developer and publisher of interactive entertainment. We develop and distribute content and services on video game consoles, personal computers ("PC"s), and mobile devices. We also operate esports leagues and events and create film and television content based on our intellectual property.

        Based upon our organizational structure, we conduct our business through three reportable operating segments as follows:

  (i) Activision Publishing, Inc.

        Activision Publishing, Inc. ("Activision") is a leading global developer and publisher of interactive software products and entertainment content, particularly for the console platform. Activision primarily delivers content through retail and digital channels, including full-game and in-game sales, as well as by licensing software to third-party or related-party companies that distribute Activision products. Activision develops, markets, and sells products primarily based on our internally developed intellectual properties, as well as some licensed properties. Activision's key product franchise is Call of Duty®, a first-person shooter for the console and PC platforms.

        In 2010, Activision entered into an exclusive relationship with Bungie, Inc. ("Bungie") to publish games in the Destiny franchise. Effective December 31, 2018, Activision and Bungie mutually agreed to terminate their publishing relationship related to the Destiny franchise. As part of this termination, Activision agreed to transfer its publishing rights for the Destiny franchise to Bungie in exchange for cash and Bungie's assumption of on-going customer obligations of Activision. Activision no longer has any material rights or obligations related to the Destiny franchise.

  (ii) Blizzard Entertainment, Inc.

        Blizzard Entertainment, Inc. ("Blizzard") is a leading global developer and publisher of interactive software products and entertainment content, particularly for the PC platform. Blizzard primarily delivers content through retail and digital channels, including subscriptions, full-game, and in-game sales, as well as by licensing software to third-party or related-party companies that distribute Blizzard products. Blizzard also maintains a proprietary online gaming service, Blizzard Battle.net®, which facilitates digital distribution of Blizzard content and selected Activision content, online social connectivity, and the creation of user-generated content. Blizzard also includes the activities of the Overwatch League™, the first major global professional esports league with city-based teams, and our Major League Gaming ("MLG") business, which is responsible for various esports events and serves as a multi-platform network for Activision Blizzard esports content.

        Blizzard's key product franchises include: World of Warcraft®, a subscription-based massive multi-player online role-playing game for the PC platform; StarCraft®, a real-time strategy franchise for the PC platform; Diablo®, an action role-playing franchise for the PC and console platforms; Hearthstone®, an online collectible card franchise for the PC and mobile platforms; and Overwatch®, a team-based first-person shooter for the PC and console platforms.

  (iii) King Digital Entertainment

        King Digital Entertainment ("King") is a leading global developer and publisher of interactive entertainment content and services, primarily for the mobile platform, including for Google Inc.'s Android and Apple Inc.'s iOS. King also distributes its content and services on the PC platform, primarily via Facebook. King's games are free to play; however, players can acquire in-game items, either with virtual currency or real currency, and we continue to focus on in-game advertising as a growing source of additional revenue.

        King's key product franchises, all of which are for the mobile and PC platforms, include: Candy Crush™, which features "match three" games; Farm Heroes™, which also features "match three" games; and Bubble Witch™, which features "bubble shooter" games.

Other

        We also engage in other businesses that do not represent reportable segments, including:

  •
  The Activision Blizzard Studios ("Studios") business, which is devoted to creating original film and television content based on our library globally-recognized intellectual properties, and which, in September 2018, released the third season of the animated TV series Skylanders™ Academy on Netflix; and

  •
  The Activision Blizzard Distribution ("Distribution") business, which consists of operations in Europe that provide warehousing, logistics, and sales distribution services to third-party publishers of interactive entertainment software, our own publishing operations, and manufacturers of interactive entertainment hardware.

        Our principal executive office is located at 3100 Ocean Park Boulevard, Santa Monica, California, 90405, and our telephone number is (310) 255-2000. We maintain a website at http://www.activisionblizzard.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our latest Annual Report on Form 10-K (which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future). Before making an investment decision, you should carefully consider these risks and uncertainties as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks and uncertainties could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see "Where You Can Find More Information."

 USE OF PROCEEDS

        Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, which may include debt repayment, strategic acquisitions or other significant corporate transactions.

        Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our Third Amended and Restated Certificate of Incorporation, dated as of June 5, 2014 (the "Certificate of Incorporation"), and our Fourth Amended and Restated Bylaws, dated as of February 1, 2018 (the "Bylaws") that are incorporated by reference into the registration statement of which this prospectus forms a part. The General Corporation Law of Delaware ("DGCL") may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

        Under our Certificate of Incorporation, our authorized capital stock consists of 2,405,000,000 shares of capital stock, consisting of 2,400,000,000 shares of common stock, par value $0.000001 per share, and 5,000,000 shares of preferred stock, par value $0.000001 per share. The number of authorized shares of any class or classes of our capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority in voting power of our outstanding capital stock entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL. We may not authorize the issuance of any class, or series thereof, of nonvoting equity shares.

Common Stock

        Holders of our common stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote. Holders of our common stock do not have cumulative voting rights. Except as otherwise required by the DGCL or our Certificate of Incorporation and Bylaws, action requiring stockholder approval may be taken by a vote of the holders of a majority of the common stock present in person or by proxy a meeting at which a quorum is present and entitled to vote on the relevant action.

        After satisfaction of any dividend rights of holders of preferred stock and subject to applicable law, holders of common stock are entitled to any dividend declared by our board of directors from time to time out of funds legally available therefor. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, a corporation cannot pay dividends out of net profits if, after paying the dividend, the corporation's capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Upon our voluntary or involuntary liquidation, distribution or winding up, the holders of our common stock will be entitled to receive ratably all of our remaining assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

        Holders of our common stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.

        All outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except for any stockholder approval required by the NASDAQ.

        The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation to our Certificate of Incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Certificate of Incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.

        Our board of directors has been authorized to provide for the issuance of up to 5,000,000 shares of our preferred stock from time to time in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

  •
  the designation of the series;

  •
  the number of shares within the series;

  •
  whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

  •
  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

  •
  whether the shares are redeemable, the redemption price and the terms of redemption, whether voluntary or involuntary;

  •
  the amount payable for each share if we dissolve or liquidate;

  •
  whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions, including anti-dilution provisions;

  •
  any restrictions on issuance of shares in the same series or any other series;

  •
  voting rights applicable to the series of preferred stock; and

  •
  any other rights, priorities, preferences, restrictions, limitations or terms of such series.

        The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

        Provisions of our Certificate of Incorporation and our Bylaws could delay or discourage some transactions involving an actual or potential change in control of us or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. These provisions:

  •
  allow our board of directors to issue authorized but unissued shares of common stock without approval of stockholders;

  •
  authorize our board of directors to establish one or more series of preferred stock, the terms of which can be determined by our board of directors at the time of issuance;

  •
  provide an advanced written notice procedure with respect to stockholder proposals and the nomination of candidates for election as directors, including nominations of candidates made pursuant to the proxy access provision in our Bylaws, other than nominations made by or at the direction of our board of directors, subject to the rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law);

  •
  state that special meetings of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer, our President or at the writing request of a majority of our board of directors;

  •
  allow our directors, and not our stockholders, to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors; and

  •
  grant our board of directors the authority to alter, amend, change, add to, repeal, rescind or make new Bylaws without a stockholder assent or vote; provided, however, that such authority of our board of directors is subject to the power of the stockholders to alter, amend, change, add to, repeal, rescind or make new Bylaws by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote thereon.

        In addition, Section 203 of the DGCL prevents a publicly-held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 of the DGCL are not applicable to any of our existing stockholders who will beneficially own 15% or more of our outstanding voting stock upon completion of this offering.

        A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions.

Listing

        Our common stock is listed on the NASDAQ under the symbol "ATVI."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Financial Solutions, 5 Dakota Drive, Suite 300, Lake Success, NY 11042.

 DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities in one or more series, which may be unsubordinated debt securities or subordinated debt securities and which may be convertible into another security, and which may be secured or unsecured.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture, dated as of May 26, 2017, between us and Wells Fargo Bank, National Association, as trustee. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 ("TIA"). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

  •
  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

  •
  any applicable subordination provisions for any subordinated debt securities;

  •
  the maturity date(s) or method for determining same;

  •
  the interest rate(s), which may be fixed or variable, or the method for determining same;

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

  •
  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

  •
  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

  •
  the form or forms of the debt securities of the series including such legends as may be required by applicable law;

  •
  whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

  •
  whether the debt securities are secured and the terms of such security;

  •
  the amount of discount or premium, if any, with which the debt securities will be issued;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

        We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof unless otherwise specified in an accompanying prospectus supplement. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred, except as a whole, by the depositary for such global security to a nominee of such depositary, or by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  •
  the offering price;

  •
  the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

  •
  the number of warrants offered;

  •
  the exercise price and the amount of securities you will receive upon exercise;

  •
  the provisions, if any, for changes to or adjustments in the exercise price, including anti-dilution provisions;

  •
  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  the name of the warrant agent; and

  •
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The prospectus supplement may also provide for the adjustment of the exercise price of the warrants. Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities. After warrants expire they will become void.

        The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see "Where You Can Find More Information." We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

  •
  the price, if any, for the subscription rights;

  •
  the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

  •
  the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

  •
  the extent to which the subscription rights are transferable;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see "Where You Can Find More Information." We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders' obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

        The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see "Where You Can Find More Information." We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

 PLAN OF DISTRIBUTION

        We or the selling securityholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The securities covered by this prospectus may be sold:

  •
  on a national securities exchange;

  •
  in the over-the-counter market; or

  •
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters', brokers', dealers' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchange or markets on which the securities may be listed; and

  •
  other material terms of the offering.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        In addition to selling its common stock under this prospectus, a selling securityholder may:

  •
  transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

  •
  sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

  •
  sell its common stock by any other legally available means.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than our common stock, which is listed on the NASDAQ. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

 LEGAL MATTERS

        Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriter will be advised about legal matters by its own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Activision Blizzard, Inc.

$                        % Senior Notes due 20

$                        % Senior Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

J.P. Morgan

Mizuho Securities

Wells Fargo Securities

                , 2020